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                                                                    EXHIBIT 99.1

                                  June 18, 2001



                      MACKENZIE INVESTMENT MANAGEMENT INC.



                           P R E S S    R E L E A S E



         Mackenzie Investment Management Inc. (TSE - MCI) has declared a dividend of U.S.$0.01 per share to shareholders of record on June 27, 2001, with payment to be made on July 6, 2001.

Contact:

Beverly J. Yanowitch
561.393.8900